FOR IMMEDIATE RELEASE:

Investor Contact:
Tom Line—Chief Financial Officer
614-255-5989 (tline@diamond-hill.com)

Media Contact:
Lara Hoffmans—Managing Director-Marketing
614-255-5550 (lhoffmans@diamond-hill.com)

DIAMOND HILL INVESTMENT GROUP, INC. REPORTS RESULTS FOR
SECOND QUARTER 2022 AND DECLARES THIRD QUARTER DIVIDEND

    COLUMBUS, Ohio - July 28, 2022 -- Diamond Hill Investment Group, Inc. (NASDAQ: DHIL) today reported unaudited financial results for the second quarter of 2022.

The following are selected highlights for the quarter ended June 30, 2022:

•Assets under management ("AUM") were $25.8 billion compared to $31.0 billion as of December 31, 2021, and $32.4 billion as of June 30, 2021.
•The AUM as of June 30, 2021 included $3.4 billion in AUM related to our high-yield focused advisory contracts which were sold in the third quarter of 2021.
•Average AUM was $28.2 billion compared to $32.1 billion for the second quarter of 2021.
•Net client outflows were $515 million, compared to $550 million of net inflows for the second quarter of 2021.
•Revenue was $39.0 million, compared to $45.1 million for the second quarter of 2021.
•Operating profit margin was 52% compared to 39% for the second quarter of 2021. Operating profit margin, as adjusted,6 was 40% compared to 43% for the second quarter of 2021.
•Investment loss was $17.7 million compared to investment income of $5.9 million for the second quarter of 2021.
•Net income attributable to common shareholders was $4.4 million compared to $16.9 million for the second quarter of 2021.
•Earnings per share attributable to common shareholders - diluted was $1.40 compared to $5.28 for the second quarter of 2021.
•Net operating income, as adjusted after tax per diluted share,5 was $3.77 compared to $4.44 for the second quarter of 2021.
•The Company returned $12.4 million to its shareholders via 69,693 shares repurchased during the quarter and $4.7 million via a $1.50 per share dividend during the quarter.

“Despite the difficult environment during the quarter, our core operating results were resilient," said Heather Brilliant, president and CEO. "Our net income and corresponding earnings per share were impacted significantly by the market downturn, which resulted in large unrealized losses on our corporate investments. While these seed capital investments may cause short-term volatility in our earnings, we believe they are important for the long-term growth of our business.”

Dividends:

The Company announced today that its board of directors has approved the payment of a regular quarterly cash dividend of  $1.50 per share. The dividend will be paid on September 16, 2022, to its shareholders of record as of September 1, 2022.

Selected Income Statement Data
(in thousands, except per share figures and percentages)

	Three Months Ended June 30,
	2022	2021	% Change
Revenue	$39,021	$45,070	(13)%
Compensation and related costs, excluding deferred compensation expense (benefit)	17,222	18,940	(9)%
Deferred compensation expense (benefit)	(4,690)	1,511	NM
Other expenses	6,237	6,852	(9)%
Total operating expenses	18,769	27,303	(31)%
Net operating income	20,252	17,767	14%
Investment income (loss), net	(17,678)	5,877	NM
Net income before taxes	2,574	23,644	(89)%
Income tax expense	(1,358)	(6,017)	(77)%
Net income	1,216	17,627	(93)%
Net loss (income) attributable to redeemable noncontrolling interest	3,197	(762)	NM
Net income attributable to common shareholders	$4,413	$16,865	(74)%

Earnings per share attributable to common shareholders - diluted	$1.40	$5.28	(73)%

	Six Months Ended June 30,
	2022	2021	% Change
Revenue	$81,278	$84,084	(3)%
Compensation and related costs, excluding deferred compensation expense (benefit)	35,869	35,755	—%
Deferred compensation expense (benefit)	(5,869)	4,614	NM
Other expenses	11,953	12,416	(4)%
Total operating expenses	41,953	52,785	(21)%
Net operating income	39,325	31,299	26%
Investment income (loss), net	(25,270)	11,540	NM
Net income before taxes	14,055	42,839	(67)%
Income tax expense	(4,564)	(10,950)	(58)%
Net income	9,491	31,889	(70)%
Net loss (income) attributable to redeemable noncontrolling interest	4,052	(1,316)	NM
Net income attributable to common shareholders	$13,543	$30,573	(56)%

Earnings per share attributable to common shareholders - diluted	$4.27	$9.62	(56)%

Selected Balance Sheet Data
(in thousands, except per share figures)

	As of
	June 30, 2022	December 31, 2021
Total cash and corporate investments held directly by DHCM	$154,080	$191,780
Shareholders' equity	171,121	184,423
Book value per share	$54.81	$58.15

	Change in Assets Under Management
	For the Three Months Ended June 30,
(in millions)	2022	2021
AUM at beginning of the period	$30,322	$30,582
Net cash inflows (outflows)
proprietary funds	(428)	260
sub-advised funds	(157)	(99)
separately managed accounts	70	389
	(515)	550
Net market appreciation (depreciation) and income	(4,018)	1,228
Increase (decrease) during the period	(4,533)	1,778
AUM at end of the period	$25,789	$32,360

Average AUM during the period	$28,177	$32,095

	Change in Assets Under Management
	For the Six Months Ended June 30,
(in millions)	2022	2021
AUM at beginning of the period	$31,028	$26,411
Net cash inflows (outflows)
proprietary funds	(255)	1,987
sub-advised funds	(182)	(57)
separately managed accounts	158	214
	(279)	2,144
Net market appreciation (depreciation) and income	(4,960)	3,805
Increase (decrease) during the period	(5,239)	5,949
AUM at end of the period	$25,789	$32,360

Average AUM during the period	$29,262	$30,146

	Net Cash Inflows (Outflows) Further Breakdown For the Three Months Ended June 30,
(in millions)	2022	2021
Net cash inflows (outflows)
Equity	$(576)	$65
Fixed Income	61	485
	$(515)	$550

	Net Cash Inflows (Outflows) Further Breakdown For the Six Months Ended June 30,
(in millions)	2022	2021
Net cash inflows (outflows)
Equity	$(383)	$1,200
Fixed Income	104	944
	$(279)	$2,144

About Diamond Hill:
Diamond Hill invests on behalf of clients through a shared commitment to its valuation-driven investment principles, long-term perspective, capacity discipline and client alignment. An independent active asset manager with significant employee ownership, Diamond Hill’s investment strategies include differentiated U.S. and international equity, alternative long-short equity and fixed income. As of June 30, 2022, Diamond Hill had $25.8 billion in AUM. For more information visit www.diamond-hill.com.

Use of Supplemental Data as Non-GAAP Performance Measure

As supplemental information, the Company is providing performance measures that are based on methodologies other than U.S. generally accepted accounting principles (“non-GAAP”). Management believes the non-GAAP measures below are useful measures of its core business activities, are important metrics in estimating the value of an asset management business, and may enable more appropriate peer comparisons. These non-GAAP measures should not be used as a substitute for financial measures calculated in accordance with U.S. generally accepted accounting principles (“GAAP”) and may be calculated differently by other companies. The following schedule reconciles GAAP measures to non-GAAP measures for the three- and six-months ended June 30, 2022, and 2021, respectively.

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except percentages and per share data)	2022	2021	2022	2021
Total revenue	$39,021	$45,070	$81,278	$84,084

Net operating income, GAAP basis	$20,252	$17,767	$39,325	$31,299
Non-GAAP adjustment:
Gains (losses) on deferred compensation plan investments, net(1)	(4,690)	1,511	(5,869)	4,614
Net operating income, as adjusted, non-GAAP basis(2)	15,562	19,278	33,456	35,913
Non-GAAP adjustment:
Tax provision on net operating income, as adjusted, non-GAAP basis(3)	(3,662)	(5,070)	(8,432)	(9,471)
Net operating income, as adjusted, after tax, non-GAAP basis(4)	$11,900	$14,208	$25,024	$26,442

Net operating income, as adjusted after tax per diluted share, non-GAAP basis(5)	$3.77	$4.44	$7.90	$8.32
Diluted weighted average shares outstanding, GAAP basis	3,153	3,197	3,169	3,177

Operating profit margin, GAAP basis	52%	39%	48%	37%
Operating profit margin, as adjusted, non-GAAP basis(6)	40%	43%	41%	43%

(1) Gains (losses) on deferred compensation plan investments, net: The gain (loss) on deferred compensation plan investments, which increases (decreases) deferred compensation expense included in operating income, is removed from operating income in the calculation because it is offset by an equal amount in investment income (loss) below net operating income on the income statement, and thus has no impact on net income attributable to the Company.
(2) Net operating income, as adjusted: This non-GAAP measure represents the Company’s net operating income adjusted to exclude the impact on compensation expense of gains and losses on investments in the deferred compensation plan.
(3) Tax provision on net operating income, as adjusted: This non-GAAP measure represents the tax provision, excluding the impact of investment related activity, and is calculated by applying the unconsolidated effective tax rate to net operating income, as adjusted.
(4) Net operating income, as adjusted, after tax: This non-GAAP measure deducts from the net operating income, as adjusted, the tax provision on net operating income, as adjusted.
(5) Net operating income, as adjusted after tax per diluted share: This non-GAAP measure was calculated by dividing the net operating income, as adjusted after tax, by diluted weighted average shares outstanding.
(6) Operating profit margin, as adjusted: This non-GAAP measure was calculated by dividing the net operating income, as adjusted, by total revenue.

The Company does not recommend that investors consider the above non-GAAP financial measures alone, or as a substitute for, financial information prepared in accordance with GAAP.

Throughout this press release, Diamond Hill may make forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, relating to such matters as anticipated operating results, prospects and levels of assets under management, technological developments, economic trends (including interest rates and market volatility), expected transactions and similar matters. The words “believe,” “expect,” “anticipate,” “estimate,” “should,” “hope,” “seek,” “plan,” “intend” and similar expressions identify forward-looking statements that speak only as of the date thereof. While we believe that the assumptions underlying our forward-looking statements are reasonable, investors are cautioned that any of the assumptions could prove to be inaccurate and, accordingly, our actual results and experiences could differ materially from the anticipated results or other expectations expressed in our forward-looking statements.

Factors that could cause our actual results to differ materially from the results referred to in the forward-looking statements are discussed under "Item 1A. Risk Factors" and elsewhere in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as well as under "Item 1A. Risk Factors" in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2022. These factors include, but are not limited to: the adverse effect from a decline in the securities markets; a decline in the performance of our products; the effect of national, regional, and global economic conditions generally, including the effects of the COVID-19 pandemic and the actions taken in connection therewith; political uncertainty caused by, among other things, political parties, economic nationalist sentiments, and tensions surrounding the current socioeconomic landscape; changes in interest rates; changes in national and local economic and political conditions; the continuing economic uncertainty in various parts of the world; changes in government policy and regulation, including monetary policy; changes in our ability to attract or retain key employees; unforeseen costs and other effects related to legal proceedings or investigations of governmental and self-regulatory organizations; and other risks identified from time-to-time in other public documents on file with the Securities and Exchange Commission.

In light of the significant uncertainties in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by Diamond Hill or any other persons, that our objectives and plans will be achieved. All forward-looking statements made in this press release are based on information presently available to the management of Diamond Hill and speak only as of the date on which they are made. We assume no obligation to update any forward-looking statements, whether as a result of new information, future developments or otherwise, except as may be required by law.
325 John H. McConnell Blvd, Suite 200, Columbus, Ohio 43215 614-255-3333 info@diamond-hill.com